UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 14, 2012

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of Registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

45 Fitzwilliam Square, Dublin 2, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-4183

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Executive Compensation Arrangements

As previously reported, pursuant to an agreement and plan of merger and reorganization, a wholly-owned subsidiary of Jazz Pharmaceuticals plc (the “Company”) merged with and into Jazz Pharmaceuticals, Inc. (“JPI”), with JPI surviving the merger and becoming a wholly-owned subsidiary of the Company (the “Merger”). In connection with the Merger, the Company became the successor to JPI under the Securities Exchange of 1934, as amended (the “Exchange Act”), and succeeded to or assumed and adopted JPI’s executive compensation arrangements. The current executive officers of the Company are the same persons who served as executive officers of JPI immediately prior to the Merger.

CEO and CFO Base Salary Increases

On February 14, 2012, the Board of Directors of the Company (the “Board”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved a base salary rate increase for Bruce C. Cozadd, the Company’s Chairman and Chief Executive Officer, effective March 1, 2012, to $750,000 per year. On that same date, the Compensation Committee also approved a base salary rate increase for Kathryn E. Falberg, the Company’s Senior Vice President and Chief Financial Officer, effective March 1, 2012, to $460,000 per year.

Modifications to Cash Bonus Plan

On February 14, 2012, the Compensation Committee approved the adoption of the Jazz Pharmaceuticals plc Cash Bonus Plan (the “Bonus Plan”), as amended. The Bonus Plan, which was initially adopted by JPI and is being continued by the Company, is designed to reward the Company’s executive officers (and other employees of the Company and its U.S. operating subsidiaries) for attaining the Company’s corporate performance objectives. Under the Bonus Plan, each executive is assigned a target bonus level, expressed as a percentage of the base salary the executive earns for the respective plan year, which is typically assigned to various categories of employees by position. The actual performance bonus awarded to an executive officer in any year, if any, may be more or less than the target, depending primarily on the Company’s achievement of corporate objectives and the executive’s individual performance with respect to such objectives. Whether or not a bonus is paid to an executive officer for any year is within the discretion of the Compensation Committee based on such achievement. A more detailed description of the Bonus Plan is incorporated by reference to the disclosures under the heading “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Program—Performance Bonus Plan” in JPI’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on November 10, 2011 (the “Proxy Statement”).

On February 14, 2012, the Compensation Committee approved certain modifications to the Bonus Plan to, among other things, add Executive Vice Presidents as a new category of participants with a target bonus percentage of 50%. On the same date, the Board approved the promotion of certain of the Company’s executive officers, including Ms. Falberg, from Senior Vice President to Executive Vice President, effective March 1, 2012. As a result of the adoption of this new category of participants and the promotion of Ms. Falberg to Executive Vice President, the target bonus percentage for Ms. Falberg will increase from 40% to 50% of her base salary (along with the other executive officers promoted from Senior Vice President to Executive Vice President). In addition, the Compensation Committee approved an increase in the target bonus percentage for Mr. Cozadd, from 65% to 100% of his base salary. The Compensation Committee also approved a modification to the Bonus Plan to provide that management has the discretion to pay pro-rated bonuses or early bonuses in certain circumstances (for example for an employee whose employment is terminated prior to the date bonuses are paid under the Plan), subject to the other provisions of the Bonus Plan. In connection with the Compensation Committee’s discretion to pay bonuses upon termination of an employee’s service due to retirement, the Compensation Committee approved the payment of a pro-rated bonus for 2012 for Carol A. Gamble, the Company’s current Senior Vice President, General Counsel and Corporate Secretary, who has resigned from her position effective March 12, 2012 in connection with her retirement. The foregoing is only a brief description of the Bonus Plan and the modifications thereto and is qualified in its entirety to the full text of the Bonus Plan, as amended, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2011.

Modifications to Amended and Restated Executive Change in Control and Severance Benefit Plan

The Company maintains the Amended and Restated Executive Change in Control and Severance Benefit Plan (the “Severance Benefit Plan”), which was initially adopted by JPI and assumed by the Company in connection with the Merger. The Severance Benefit Plan provides certain severance benefits to the Company’s executive officers (and certain designated employees of the Company’s affiliates) in connection with specified termination events following a change in control. A more detailed description of the Severance Benefit Plan is incorporated by reference to the disclosures under the heading “Executive Compensation—Potential Payments upon Termination or Change of Control—Amended and Restated Executive Change in Control and Severance Benefit Plan” in the Proxy Statement.

On February 14, 2012, the Compensation Committee approved certain modifications to the Severance Benefit Plan to, among other things, increase the benefits payable thereunder to the Company’s executive officers, which such amendments (i) increased the “applicable percentage” used to determine the amounts of cash severance benefits from 150% to 200% for the Company’s Chief Executive Officer, Executive Chairman or President (currently only Mr. Cozadd) and from 125% to 150% for other participants who are Senior Vice Presidents and above; (ii) changed the definition of “bonus percentage” used to determine the amounts of certain cash severance payments from the greater of the annual bonus paid in the last two calendar years (expressed as a percentage of base salary) to the greater of the annual bonus paid in the last two calendar years or the target bonus for the year in which the termination occurs; and (iii) increased the health, dental and vision plan continuation coverage periods from 18 to 24 months for the Company’s Chief Executive Officer, Executive Chairman or President and from 15 to 18 months for other participants who are Senior Vice Presidents and above. Accordingly, following such modifications to the Severance Benefit Plan, in the event that an executive’s employment terminates due to an involuntary termination without cause or a constructive termination, as such terms are defined in the Severance Benefit Plan within 12 months following a change in control, and assuming all of the other conditions of the Severance Benefit Plan are met, then each executive who is a participant in the Severance Benefit Plan would be entitled to the following benefits under the Severance Benefit Plan:

•

a single lump sum cash severance payment, payable on the 60th day following the termination, equal to the sum of: (1) the executive’s base salary in effect during the last regularly scheduled payroll period immediately preceding the termination (without, as a general matter, giving effect to any voluntary pay reduction taken by the executive during the 12 months preceding the date of termination), which is referred to as the “applicable base salary,” multiplied by the “applicable percentage” set forth below; plus (2) the product of (i) the applicable base salary and (ii) the greater of (a) any annual bonus, as a percentage of annual base salary paid in the year of determination, paid to the executive in respect of either of the last two calendar years prior to the date of termination or (b) the executive’s target bonus, expressed as a percentage of annual base salary, for the calendar year in which the termination occurs (subject to an alternative calculation as well as a reduction for executives who have not been employed for the entire calendar year prior to the date of termination), or the applicable “bonus percentage,” and (iii) the “applicable percentage” set forth below; plus (3) the product of (A) the executive’s applicable base salary and (B) the executive’s applicable “bonus percentage” and (C) the quotient obtained by dividing the number of full months that an executive is employed in the year of an applicable termination by 12, with the “applicable percentages” being 200% for the Company’s Chairman and Chief Executive Officer or President, 150% for Executive Vice Presidents and Senior Vice Presidents, and 100% for Vice Presidents;

•

full payment of all of the applicable COBRA premiums for any health, dental or vision plan sponsored by Jazz Pharmaceuticals for a period of up to (i) 24 months for the Chairman and Chief Executive Officer or President, (ii) 18 months for Executive Vice Presidents and Senior Vice Presidents, and (iii) 12 months for Vice Presidents, provided that the executive timely elects continued coverage; and

•

acceleration in full of the vesting and exercisability, and termination of any of Jazz Pharmaceuticals’ repurchase rights, with respect to outstanding options and other equity awards held by the executives.

The foregoing is only a brief description of the Severance Benefit Plan and the modifications thereto and is qualified in its entirety to the full text of the Severance Benefit Plan, as amended, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PLC

By:	/s/ Carol A. Gamble
Name: Carol A. Gamble
Title: Senior Vice President and General Counsel

Date: February 21, 2012